UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2019

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

PepsiCo Senior Notes Offering.

On March 11, 2019, PepsiCo, Inc. (“PepsiCo”) announced an offering of €500,000,000 aggregate principal amount of its 0.750% Senior Notes due 2027 (the “2027 Notes”) and €500,000,000 aggregate principal amount of its 1.125% Senior Notes due 2031 (the “2031 Notes,” and together with the 2027 Notes, the “Notes”). BNP Paribas, Deutsche Bank AG, London Branch, and Merrill Lynch International were joint book-running managers for the offering of the Notes.

The public offering price of the 2027 Notes was 99.815% of the principal amount and the public offering price of the 2031 Notes was 98.857% of the principal amount. PepsiCo received net proceeds of approximately €988 million, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo. The net proceeds will be used for general corporate purposes.

The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated March 11, 2019 (incorporating the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of June 30, 2017 (the “Standard Provisions”)) among PepsiCo and the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-216082), filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2017. PepsiCo has filed with the SEC a prospectus supplement, dated March 11, 2019, together with the accompanying prospectus, dated February 15, 2017, relating to the offer and sale of the Notes. The Notes were issued on March 18, 2019 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The following table summarizes information about the Notes and the offering thereof.

Title of Securities:	0.750% Senior Notes due 2027	1.125% Senior Notes due 2031

Aggregate Principal Amount Offered:	€500,000,000	€500,000,000

Maturity Date:	March 18, 2027	March 18, 2031

Interest Payment Dates:	Annually on March 18, commencing on March 18, 2020.	Annually on March 18, commencing on March 18, 2020.

Coupon:	0.750%	1.125%

Optional Redemption:	Prior to December 18, 2026, make-whole call at comparable government bond rate plus 15 basis points; par call at any time on or after December 18, 2026.	Prior to December 18, 2030, make-whole call at comparable government bond rate plus 20 basis points; par call at any time on or after December 18, 2030.

The Notes are unsecured obligations of PepsiCo and rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the forms of Notes. Each of the Terms Agreement, the Standard Provisions and the forms of the 2027 Note and 2031 Note is incorporated by reference into the Registration Statement and is filed with this Current Report on Form 8-K as Exhibit 1.1, Exhibit 1.2, Exhibit 4.1 and Exhibit 4.2, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes have been filed as Exhibit 4.7 to the Registration Statement. The Indenture has been filed as Exhibit 4.3 to the Registration Statement. Opinions regarding the legality of the Notes are incorporated by reference into the Registration Statement and are filed with this Current Report on Form 8-K as Exhibits 5.1 and 5.2; and consents relating to such incorporation of such opinions are incorporated by reference into the Registration Statement and are filed with this Current Report on Form 8-K as Exhibits 23.1 and 23.2 by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01.                                                                Financial Statements and Exhibits.

(d)                                 Exhibits

1.1	Terms Agreement dated March 11, 2019 (incorporating the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of June 30, 2017) among PepsiCo and the several underwriters named therein.

1.2

PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of June 30, 2017 (incorporated by reference to Exhibit 1.2 to PepsiCo’s Current Report on Form 8-K filed with the SEC on October 10, 2017).

4.1	Form of 0.750% Senior Note due 2027.

4.2	Form of 1.125% Senior Note due 2031.

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Bond Dickinson (US) LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	PepsiCo, Inc.

	By:	/s/ Cynthia A. Nastanski
		Name:	Cynthia A. Nastanski
		Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary